UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 5, 2013

SANWIRE CORPORATION (FORMERLY NT MINING CORPORATION)
(Exact name of registrant as specified in its charter)

Nevada	000-27715	94-3342064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4528 South Sheridan Road Suite 212 Tulsa, OK		74145
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 1-800-243-1254

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Sanwire Announces The Appointment of Two Seasoned Coal Mining Professionals to Its Advisory Board

Tulsa, OK – June 5, 2013 – Sanwire Corporation (“Sanwire” or the “Company”) (OTCQB: NTMG), a global provider of wireless communications services and data solutions, is pleased to announce its wholly owned subsidiary, iPTerra Technologies Inc. (“iPTerra”), has established an Advisory Board and the appointment of two seasoned coal mining professionals, Mr. George Naylor and Mr. John Sisk. The newly appointed Advisory Board members will help position iPTerra’s underground mine communication and mine safety solutions in the coal mining market in the United States.

With over 30 years of experience in the coal industry, Mr. George Naylor has been involved in a number of areas including coal property and reserve acquisitions, consulting, core drilling, asset evaluation, and coal seam quality control.

A licensed mining Engineer in Kentucky, and licensed Engineer in Alabama and Indiana, Mr. John Sisk has been in the coal industry for over 40 years in a number of entrepreneurship positions including technical and management. His accomplishments include Who’s Who in Finance and Industry, Who’s Who in America, and Member of the Kentucky Department for Surface Mining Reclamation and Enforcement’s Task Force Committee to promulgate Kentucky mining Regulations. Mr. Sisk is a graduate of University of Kentucky, College of Engineering, major in civil engineering with a mining option.

Mr. Naylor stated, “There is a very real need for Sanwire’s technology in today’s coal mine. After spending much time in coal mines and witnessing their existing technologies, iPTerra’s technology is not only welcomed but very much needed in the communities.”

Mr. Sisk added, “Many of today’s active underground coal mines have older technologies and sub-standard protocols as this was their temporary solution in order to stay compliant with government mandates. iPTerra’s technology is definitely a breath of relief for these mining operations as they are in need of more reliable equipment and support for a safer work environment.”

"We welcome George and John to our Advisory Board," said Naiel Kanno, President and CEO of Sanwire. "With their coal mining background and experience, George and John will position iPTerra in a leadership role in the mine communication solutions, and will expedite iPTerra’s revenue growth strategy in the United States."

About Sanwire Corporation and iPTerra Technologies, Inc.

Sanwire is a global provider of wireless communications services, data solutions, and application software/hardware that connect on-the-move professionals. Our vertically integrated portfolio of solutions target a diverse array of enterprises and multiple disciplines with one goal in mind - deliver efficient and reliable communications. For more information, visit our web site at www.sanwire.net.

iPTerra is a designer, developer, manufacturer, and marketer of a real-time 2-way wireless and/or wireline communications, and mine-safety solution for the global mining industry. iPMine, iPTerra’s flagship solution, allows mine operators to communicate (voice, text, and video), track, locate, identify, and monitor miners and equipment. For more information, visit our web site at www.ipterra.net.

Contact:

Sanwire Corporation

info@sanwire.net

1 (800) 243-1254

Certain statements included in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, plans and timing for the introduction or enhancement of our services and products, statements about future market conditions, supply and demand conditions, and other expectations, intentions and plans contained in this press release that are not historical fact and involve risks and uncertainties. Our expectations regarding future revenues depend upon our ability to develop and supply products and services that meet defined specifications. When used in this press release, the words "plan," "expect," "believe," and similar expressions generally identify forward-looking statements. These statements reflect our current expectations.